Exhibit 10.4

                            SHARE PURCHASE AGREEMENT

     This Share Purchase Agreement (the "Agreement") is entered into as of the 21st day of February, 2002, between Level 3 Holdings, Inc., a Delaware corporation ("Buyer"), and David C. McCourt ("Seller").


                                   BACKGROUND

     Seller owns 84.21216 shares of Common Stock, par value $.01 per share (the "Shares") of Level 3 Telecom Holdings, Inc., which Shares are subject to a shareholder agreement, dated as of June 10, 1993, between Seller and a predecessor to the Buyer, relative to an investment in C-TEC Corporation (together with any amendments thereto, the "Shareholder Agreement");

     Buyer desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Buyer, upon the terms and subject to the conditions set forth herein.

     Buyer and Seller further desire to terminate the Shareholder Agreement, and any obligations related thereto, by either party, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Purchase and Sale of Shares. Upon the basis of the representations and warranties herein contained, and the other terms of this Agreement, Buyer agrees to purchase the Shares from Seller, and Seller agrees to sell, transfer, assign and deliver the Shares to Buyer, free and clear of any liens security interests, encumbrances, claims, liabilities, restrictions and third party right ("Liens"). The purchase price for the Shares shall be $15,000,000 ("Purchase Price"). The closing of the purchase and sale of the Shares (the "Closing") shall take place on February 22, 2002, (or on such other date as the parties may otherwise agree) at such location as the parties shall agree. At the Closing (i) Seller shall deliver to Buyer a certificate for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer tax stamps affixed thereto and (ii) Buyer shall deliver to Seller the Purchase Price in immediately available funds by wire transfer to an account of Seller with a bank designated by Seller, by notice to Buyer, not later than two business days prior to the date of the Closing (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such amount).

     2. Shareholders Agreement. As further consideration for the transactions contemplated in this Agreement, the Shareholder Agreement, and any and all obligations related thereto, by either Seller or Buyer, are hereby cancelled and terminated in all respects and are deemed null, void, and of no effect whatsoever.

     3. Release. As further consideration for the transaction contemplated in this Agreement, each of the parties hereby releases, relieves, waives and forever discharges the other party and its subsidiaries, parent, and affiliated companies and their respective shareholders, officers, directors, employees, agents, successors and assigns from any and all claims, demands, actions, damages, liabilities, and causes of action, whether known or unknown, which such party may have had, may presently have, or in the future may have or choose to have that directly or indirectly relate to or arise out of the Shareholder Agreement or relate to or arise out of Seller's investment or ownership in the Shares.

     4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

          (a) Seller has full power, capacity and right to execute and deliver this Agreement and to perform his obligations hereunder.

          (b) This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors rights or general principles of equity.

          (c) Seller is the record and beneficial owner of the Shares free and clear of any Liens. At the Closing, Seller will transfer and deliver to Buyer good and valid title to the Shares free and clear of any Lien.

          (d) No approval, authorization, consent or filing is required by the Seller in connection with the execution, delivery and performance of this Agreement by Seller, except as may be required under the Securities Exchange Act of 1934.

          (e) The execution, delivery and performance of this Agreement by Seller does not contravene or conflict with any material agreement, contract or other instrument, or any law, rule, regulation, order or decree, binding upon or applicable to the Seller.

      5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

          (a) Buyer has full power, capacity, authority and right to execute and deliver this Agreement and to perform its obligations hereunder.

          (b) This Agreement has been duly authorized by all necessary action and constitutes the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors rights or by general principles of equity.

          (c) No approval, authorization, consent or filing is required in connection with the execution, delivery and performance of this Agreement by Buyer, except as may be required under the Securities Exchange Act of 1934, as amended.

          (d) The execution, delivery and performance of this Agreement by Buyer does not contravene or conflict with the articles of incorporation or bylaws of Buyer or with any material agreement, contract or other instrument, or any law, rule, regulation, order or decree, binding upon or applicable to Buyer.

      6.   Miscellaneous.

          (a) The parties agree to cooperate with each other in executing and delivering all further documents necessary to effect the purchase and sale of the Shares, and both parties agree to cooperate with the other for purposes of effecting the other terms of this Agreement.

          (b) All representations, warranties, covenants, and obligations in this Agreement will survive the Closing.

          (c) Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by both parties hereto.

          (d) This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective heirs, administrators, successors, assigns and legal representatives.

          (e) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state (other than Section 5-104 of the General

               Obligations Law of the State of New York).

          (f) The parties agree that the terms of this Agreement, and the discussion relating to this Agreement, are and shall remain confidential as between the parties, unless and to the extent disclosure is required by law, or to secure advice from a legal or tax advisor.

          (g) This Agreement contains the entire agreement of the parties hereto with respect to the purchase of the Shares and the other transactions contemplated herein, and supersedes all prior understandings and agreements of the parties with respect to the subject matters hereof.

          (h) This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          (i) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          (j) All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

                           (1)     If to the Seller, to:

                                   David C. McCourt
                                   c/o RCN Corporation
                                   105 Carnegie Center
                                   Princeton, NY 08540-6215
                                   Facsimile No.: (609) 919-8632
                           with a copy to:

                                 Skadden, Arps, Slate, Meagher & Flom LLP
                                 Four Times Square
                                 New York, NY 10036-6522
                                 Attention: Matthew A. Rosen and Howard L. Ellin Facsimile No.: (212) 735-2000

                  or       (2)  If to the Buyer, to:

                                 Level 3 Holdings, Inc.
                                 1025 Eldorado Boulevard
                                 Broomfield, CO  80021
                                 Attention:  General Counsel
                                 Facsimile No. (720) 888-5127

                           with a copy to:

                                 Level 3 Communications, Inc.
                                 1025 Eldorado Boulevard
                                 Broomfield, CO 80021
                                 Attention: General Counsel
                                 Facsimile No. (720) 888-5127

     Or at such other address as the Buyer or Seller each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt of 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.


     IN WITNESS WHEREOF, each of the undersigned has duly executed, or caused its authorized officer to duly execute, this Agreement as of the date first set forth above.


                                           DAVID C. McCOURT

                                           /s/ David C. McCourt

                                           Level 3 Holdings, Inc.


                                           By:      /s/ Thomas C. Stortz
                                           Name:  Thomas C. Stortz
                                           Title:  Vice President